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                                                                 EXHIBIT 99.e(v)

                              AMENDMENT NUMBER 3 TO
                        PRINCIPAL UNDERWRITING AGREEMENT

      Pursuant to the Principal Underwriting Agreement between Hartford Securities Distribution Company, Inc. and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 22, 1996, as amended by Amendment Number 1 to Principal Underwriting Agreement dated December 31, 1997 and Amendment Number 2 to Principal Underwriting Agreement dated April 30, 1998 (the "Agreement"), The Hartford Global Leaders Fund and The Hartford High Yield Fund are hereby included as additional Funds. All provisions in the Agreement shall apply to The Hartford Global Leaders Fund and The Hartford High Yield Fund.

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 30th day of September, 1998.

                              HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.

                              By: /s/ Peter W. Cummins
                                 ---------------------------------------
                                    Peter W. Cummins
                                    Senior Vice President

                              THE HARTFORD MUTUAL FUNDS, INC.
                              on behalf of:
                              The Hartford Global Leaders Fund
                              The Hartford High Yield Fund

                              By: /s/ Joseph H. Gareau
                                 ---------------------------------------
                                    Joseph H. Gareau
                                    President